UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 29, 2021
Date of Report (Date of earliest event reported)

TechnipFMC plc
(Exact name of registrant as specified in its charter)
United Kingdom	001-37983	98-1283037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One St. Paul’s Churchyard
London
United Kingdom	EC4M 8AP
(Address of principal executive offices)	(Zip Code)

+44 203-429-3950
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
______________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Ordinary shares, $1.00 par value per share	FTI	New York Stock Exchange
Securities registered pursuant to Section 12(g) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement

On January 29, 2021, TechnipFMC plc (the “Company”) completed its previously announced offering of $1,000,000,000 in aggregate principal amount of 6.500% senior notes due 2026 (the “Notes”). The Notes were issued at a price of 100% of the aggregate principal amount thereof.

The Notes were issued pursuant to, and are governed by, an indenture (the “Indenture”), dated as of January 29, 2021, between the Company, the guarantors named therein and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and related guarantees were issued in a private offering exempt from the Securities Act of 1933, as amended (the “Securities Act”) and have not been, and will not be, registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

The net proceeds from the sale of the Notes were approximately $985,000,000, after deducting the underwriting discounts and estimated offering expenses. The Company intends to use the net proceeds from the issuance of the Notes, together with cash on hand, to (i) fully repay and terminate certain of the Company’s existing indebtedness, (ii) pay fees and expenses related to the previously announced spin-off of its Technip Energies business segment (the “Spin-off”) and (iii) provide working capital and for general corporate purposes.

The Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by substantially all of the Company’s wholly-owned U.S. subsidiaries and, upon consummation of the Spin-off, will be guaranteed on a senior unsecured basis by substantially all of the Company’s non-U.S. subsidiaries in Brazil, the Netherlands, Norway, Singapore and the United Kingdom.

The Notes accrue interest at a rate of 6.500% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, beginning on August 1, 2021.  The Notes will mature on February 1, 2026.

The Company may redeem all or a part of the Notes at any time prior to February 1, 2023 by paying a “make-whole” premium plus accrued and unpaid interest, if any, to but excluding the redemption date. In addition, at any time prior to February 1, 2023, the Company may redeem up to 40% of the Notes with the net cash proceeds from certain equity offerings. On or after February 1, 2023, the Company may redeem all or a part of the Notes on the redemption dates and at the redemption prices specified in the Indenture.

The Company is obligated to offer to repurchase the Notes at a price of 101% of their principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, upon the occurrence of certain change of control triggering events, subject to certain qualifications and exceptions. In addition, if the Spin-off is not consummated on or prior to July 31, 2021 or the Spin-off is terminated or abandoned at any time prior to July 31, 2021, then the Company will be required to redeem all of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, to but not including the date of the redemption. Pending the consummation of the Spin-off, the gross proceeds of the Notes will not be used by the Company for any purpose and will remain in a deposit account held at JPMorgan Chase Bank, N.A.

The Indenture contains customary covenants that, among other things, limit the Company’s and its restricted subsidiaries’ ability to incur additional indebtedness and guarantee indebtedness, pay dividends or make other distributions or repurchase or redeem the Company’s capital stock, transfer or sell assets, make loans and investments, incur liens, enter into agreements that restrict dividends or other payments from non-guarantor restricted subsidiaries, consolidate, merge or sell all or substantially all assets, prepay or redeem or repurchase certain debt, issue certain preferred stock, make certain acquisitions and investments, engage in transactions with affiliates and create unrestricted subsidiaries.  The foregoing covenants are subject to certain qualifications and exceptions, including the termination of certain of these covenants upon the Notes receiving investment grade credit ratings.

The Indenture contains customary events of default, including, among other things, failure to make required payments, failure to comply with certain agreements or covenants, failure to pay or acceleration of certain other indebtedness, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the Indenture will allow either the Trustee or the holders of at least 25% in aggregate principal amount of the then-outstanding Notes to accelerate the amounts due under the Notes.

Copies of the Indenture and the form of the Notes are attached to this Current Report on Form 8-K as exhibits 4.1 and 4.2, respectively, and are incorporated by reference as though fully set forth herein. The foregoing summary of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the complete text of each of such documents.

Item 2.03    Creation of a Direct Financial Obligation or an Off-Balance Sheet Arrangement

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01    Regulation FD Disclosure

In connection with the issuance of the Notes, the Company updated certain of the unaudited pro forma condensed consolidated financial information included in the offering memorandum dated January 22, 2021 (the “Offering Memorandum”) to reflect the previously announced increase in offering size from $850,000,000 to $1,000,000,000 aggregate principal amount of Notes. Attached as Exhibit 99.1 hereto are selected portions of information from the Offering Memorandum that the Company disseminated to potential investors in connection with the Offering.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filings under the Exchange Act or under the Securities Act, except to the extent specifically provided in any such filing. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any offer or sale of these securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of January 29, 2021, between TechnipFMC plc, the guarantors named therein and U.S. Bank National Association, as trustee.
4.2	Form of 6.500% Senior Note due 2026 (included as Exhibit A to the Indenture filed as Exhibit 4.1 hereto).
99.1	Excerpts from the Offering Memorandum, dated January 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TechnipFMC plc

By: /s/ Alf Melin
Dated:	January 29, 2021	Name:	Alf Melin
		Title:	Executive Vice President and
Chief Financial Officer